Exhibit 99.1

FOR IMMEDIATE RELEASE FEBRUARY 28, 2018

SYKES ENTERPRISES, INCORPORATED REPORTS

FOURTH QUARTER AND FULL-YEAR 2017 FINANCIAL RESULTS

--Higher overall demand drives strong underlying fourth quarter 2017 diluted earnings per share results relative to business outlook

--Initiating 2018 business outlook

TAMPA, FL – February 28, 2018 - Sykes Enterprises, Incorporated (“SYKES” or the “Company”) (NASDAQ: SYKE), a leading provider of multi-channel demand generation and global customer engagement services, announced today its financial results for the fourth-quarter and full-year ended December 31, 2017.

Fourth Quarter 2017 Financial Highlights

•  Fourth quarter 2017 revenues of $419.2 million increased $30.1 million, or 7.7%, from $389.1 million in the comparable quarter last year, with the increase driven by demand growth stemming from new client wins as well as existing and new program expansion across the financial services, technology, healthcare, transportation and leisure verticals, and other verticals, which includes retail, more than offsetting the impact of lower demand from the communications vertical

SYKES Enterprises, Incorporated Corporate Headquarters: 400 North Ashley Drive Tampa, FL USA 33602 1 - 800 - TO - SYKES http://www.sykes.com

•  Non-GAAP fourth quarter 2017 constant currency revenues (see section titled “Non-GAAP Financial Measures” for an explanation and see Exhibit 12 for reconciliation) increased 6.0% comparably, with the increase in demand driven largely by the aforementioned factors. Non-GAAP constant currency revenues exclude the impact of foreign exchange rate movements in the fourth quarter of 2017 versus the year-ago period

EMEA Operations: 599 Calder Road Edinburgh EH11 4GA Scotland +44 (0) 131 458-6500

•  Fourth quarter 2017 operating margin decreased to 5.6% from 7.4% for the comparable period last year. Fourth quarter 2017 operating margin includes an impairment charge of $0.3 million, or approximately 10 basis points, related to capacity rationalization and fourth quarter 2016 operating margin reflects approximately $0.5 million, or approximately 10 basis points, of unfavorable adjustment related to contingent consideration associated with acquisitions made by Clearlink. The operating margin differential excluding adjustments was due in part to sub-optimized revenues from the acquired customer engagement assets of a Global 2000 Telecommunications Services provider in the second quarter of 2017 and on-going operational inefficiencies around recruitment and retention, which the Company is addressing through various action plans

• On a non-GAAP basis (see Exhibit 6 for reconciliation), fourth quarter 2017 operating margin was 7.2% versus 9.1% in the same period last year due to aforementioned factors

• Fourth quarter 2017 diluted loss per share was $(0.41) versus diluted income per share of $0.43 in the comparable quarter last year, with the fourth quarter 2017 loss per share related specifically to the passage in December 2017 of the Tax Cuts and Jobs Act, in which the Company recognized a tax expense of $0.78 per share, the majority of which relates to undistributed foreign earnings

•  On a non-GAAP basis, fourth quarter 2017 diluted earnings per share were $0.47 versus $0.52 in the same period last year (see Exhibit 6 for reconciliation) with the delta due to sub-optimized revenues and operational inefficiencies, coupled with investments in a new delivery geography and at-home agent platform expansion. Fourth quarter 2017 diluted earnings per share were higher relative to the Company’s November 2017 business outlook range of $0.39 to $0.41, driven largely by better than forecasted operational performance coupled with a lower than projected tax rate

•  Consolidated capacity utilization rate decreased to 72% in the fourth quarter of 2017 from 75% in the same period last year, driven by capacity additions related to projected client demand in EMEA and offshore geographies within the Americas, coupled with previously discussed operational inefficiencies. To increase the capacity utilization rates, the Company, as indicated in its second quarter 2017 earnings release, has undertaken various actions plans that in part entail a review and rationalization of its overall capacity footprint, which it believes should improve operational inefficiencies

Americas Region

Revenues from the Company’s Americas region, including operations in North America and offshore (Latin America, South Asia and the Asia Pacific region), increased 6.4% to $348.5 million, or 83.1% of total revenues, for the fourth quarter of 2017 compared to $327.5 million, or 84.2% of total revenues, in the same prior-year period. On a constant currency basis (a non-GAAP measure, see Exhibit 12 for reconciliation), the Americas revenues increased 5.8% comparably, with the increased demand driven by new client wins as well as existing and new program expansion across the financial services, technology, and other verticals, which includes retail, more than offsetting the impact of lower demand from the communications, healthcare, and transportation and leisure verticals.

Sequentially, revenues generated from the Americas region increased 2.1% to $348.5 from $341.3 million, or 83.8% of total revenues, in the third quarter of 2017. On a constant currency basis (a non-GAAP measure, see Exhibit 12 for reconciliation), the Americas revenue for the fourth quarter of 2017 increased 2.1% over the third quarter, driven by some demand seasonality with certain clients and higher demand.

The Americas income from operations for the fourth quarter of 2017 decreased 8.0% to $36.3 million, with an operating margin of 10.4% versus 12.1% in the comparable quarter last year. The fourth quarter 2017 Americas’ operating margin reflects a $0.3 million, or 10 basis points, impact from an impairment charge related to capacity rationalization. On a non-GAAP basis, the Americas operating margin was 12.3% versus 13.8% in the comparable quarter last year, with the decrease due partially to sub-optimized revenues from the acquired customer engagement assets and previously-discussed operational inefficiencies, more than offsetting the margin contribution from higher demand (see Exhibit 7 for reconciliation).

Sequentially, the Americas income from operations for the fourth quarter of 2017 increased 1.2% to $36.3 million, with an operating margin of 10.4% versus 10.5% in the third quarter of 2017, with the third quarter and fourth quarters of 2017 impacted by impairment charges of $0.7 million, or 20 basis points, and $0.3 million, or 10 basis points, respectively, related to capacity rationalization in the U.S. On a non-GAAP basis, the Americas operating margin was 12.3% versus 12.4% in the third quarter of 2017 (see Exhibit 7 for reconciliation)

EMEA Region

Revenues from the Company’s Europe, Middle East and Africa (EMEA) region increased 14.8% to $70.7 million, representing 16.9% of total revenues, for the fourth quarter of 2017, compared to $61.6 million, or 15.8% of total revenues, in the same prior year period. On a constant currency basis (a non-GAAP measure, see Exhibit 12 for reconciliation), EMEA revenues increased 7.4% on a comparable basis driven by new client wins as well as existing and new program expansion principally within the technology, financial services and other verticals, more than offsetting the softness in the communications and transportation and leisure verticals.

Sequentially, revenues from the Company’s EMEA region increased 7.2% to $70.7 million, or 16.9% of SYKES’ total revenues, versus $66.0 million, or 16.2% of SYKES’ total revenues, in the third quarter of 2017. On a constant currency basis (a non-GAAP measure, see Exhibit 12 for reconciliation), EMEA revenues increased 7.3% sequentially, driven by a combination of new program expansion and some demand seasonality associated with certain clients.

The EMEA region’s income from operations for the fourth quarter of 2017 decreased 18.8% to $3.8 million, with an operating margin of 5.4% versus 7.6% in the comparable quarter last year. On a non-GAAP basis, the operating margin decreased to 5.9% from 8.5% in the year-ago period due to ramp costs associated with program expansion and new client wins, the launch of a new delivery geography in Cyprus as well as the expansion of the at-home agent solution in EMEA (see Exhibit 7 for reconciliation).

Sequentially, the EMEA region’s income from operations for the fourth quarter of 2017 decreased 16.0% to $3.8 million, with an operating margin of 5.4% versus 6.9% in the third quarter of 2017. On a non-GAAP basis, the EMEA operating margin was 5.9% versus 6.3% in the third quarter of 2017 driven by ramp costs associated with program expansion and new client wins, the launch of a new delivery geography in Cyprus as well as the expansion of the at-home agent solution in EMEA (see Exhibit 7 for reconciliation).

Other

Other loss from operations, which includes primarily corporate as well as some other costs, increased to $16.8 million, or 4.0% of revenues in the fourth quarter of 2017, compared to $15.3 million, or 3.9% of revenues in the prior year period. On a non-GAAP basis, other loss from operations increased slightly to 4.0% of revenues from 3.9% in the year-ago period due to higher performance-based compensation (see Exhibit 7 for reconciliation).

Sequentially, other loss from operations increased to $16.8 million, or 4.0% of revenues, from $14.2 million, or 3.5% of revenues, in the third quarter of 2017, with the sequential increase related chiefly to higher performance-based compensation driven by operational outperformance relative to the business outlook. On a non-GAAP basis, other loss from operations increased to 4.0% of revenues in the fourth quarter of 2017 from 3.2% in the third quarter of 2017 due to the above-stated factor (see Exhibit 7 for reconciliation).

Other Income (Expense) and Taxes

Total other income (expense), net for the fourth quarter of 2017 was $(2.2) million compared to $(2.4) million for the same period in the prior year, with the decrease due to some favorable foreign exchange movements.

The Company recorded an effective tax rate of 180.6% for the fourth quarter of 2017 versus 31.9% in the same period last year and above the estimated 29.0% provided in the Company’s November 2017 business outlook. The rate differential compared to the same period last year and relative to the business outlook was due to the passage in December 2017 of the Tax Cuts and Jobs Act, in which the Company recognized additional tax expense of $32.7 million, the provisional amount related to the 0ne-time transition tax on undistributed foreign earnings.

On a non-GAAP basis, the fourth quarter 2017 effective tax rate was 28.3% compared to 32.7% in the same period last year and below the estimated 31.0% provided in the Company’s November 2017 business outlook (see Exhibit 11 for reconciliation) due to a shift in the geographic mix of earnings to lower tax rate jurisdictions.

Full-Year 2017 Financial Highlights

•  2017 revenues of $1,586.0 million increased $126.0 million, or 8.6%, from $1,460.0 million last year, with the increase driven by demand growth stemming from new client wins as well as existing and new program expansion across the financial services, technology, transportation and leisure, and other verticals, more than offsetting the impact of lower demand from the communications and healthcare verticals. 2017 revenues include the revenue contribution from the acquired customer engagement assets of a Global 2000 Telecommunications Services provider in the second quarter of 2017

•  2017 constant currency revenues (see section titled “Non-GAAP Financial Measures” for an explanation and see Exhibit 13 for reconciliation) increased 8.9% comparably, with the increase in demand driven by aforementioned factors. Non-GAAP revenues exclude the impact of foreign exchange rate movements in 2017 versus the year-ago period

•  2017 operating margin decreased to 5.5% from 6.3% for the comparable period last year. 2017 operating margin includes an impairment charge of $5.4 million, or approximately 30 basis points, related to capacity rationalization as well as $0.6 million in favorable adjustment related to contingent consideration associated with acquisition made by Clearlink. 2016 operating margin included a $2.3 million net gain, or approximately 20 basis points, of favorable adjustment related to contingent consideration associated largely with the acquisition of Qelp. The decline in comparable operating margins excluding the impairment and favorable adjustment was due to sub-optimized revenues from the acquired customer engagement assets of a Global 2000 Telecommunications Services provider in the second quarter of 2017, and on-going operational inefficiencies around recruitment and retention

• On a non-GAAP basis (see Exhibit 8 for reconciliation), 2017 operating margin was 7.4% versus 7.9% in the same period last year due to aforementioned factors

•  2017 diluted earnings per share were $0.76 versus $1.48 last year, with the decline in 2017 driven by a higher tax rate due to the passage in December 2017 of the Tax Cuts and Jobs Act, an impairment charge related to capacity rationalization, as well as higher comparable interest and other expenses. 2016 included a net gain related to a contingent consideration associated largely with the acquisition of Qelp

•  On a non-GAAP basis, 2017 diluted earnings per share were $2.00 versus $1.84 in the same period last year (see Exhibit 8 for reconciliation) with the increase driven by operations, which more than exceeded the cumulative effects of higher interest and other expenses and a lower tax rate. 2017 diluted earnings per share were higher relative to the Company’s November 2017 business outlook range of $1.91 to $1.94, driven primarily by operations along with a lower effective tax rate

Liquidity and Capital Resources

The Company’s balance sheet at December 31, 2017 remained strong with cash and cash equivalents of $343.7 million, of which approximately 97.5%, or $335.1 million, was held in international operations and the majority of which will not be subject to additional taxes if repatriated to the United States. Net cash provided by operating activities in 2017 increased to $134.8 million from $132.8 million in the same period last year, with the increase driven mostly by working capital swing factors. At December 31, 2017, the Company had $275.0 million in borrowings outstanding, with $165.0 million available under its $440.0 million credit facility.

Business Outlook

The assumptions driving the business outlook for the first quarter and full-year 2018 are as follows:

--The Company business outlook reflects continuation of healthy demand trends. This demand trend spans various verticals, including financial services, technology, retail and travel. The Company’s implied operating margin, however, reflects the impact of labor tightness and wage inflation cross-currents primarily in the U.S. that have swiftly broadened in span and scope on a sequential basis and relative to the same periods last year given the changes in the economic backdrop in the U.S. spurred in part by the passage of the Tax Cuts and Jobs Act of 2017. The Company continues to address the challenges in the U.S. through various measures. These entail shifting some existing and new client demand to either better positioned facilities or to at-home agent or to other international geographies, coupled with rationalizing excess capacity as well as negotiating price increases where feasible. The Company’s first quarter 2018 outlook reflects the disproportionate impact of the above actions. The Company, however, expects operational improvements from the above actions as the year progresses;

--The Company’s revenues and earnings per share assumptions for the first quarter and full year 2018 are based on foreign exchange rates as of February 2018. Therefore, the continued volatility in foreign exchange rates between the U.S. dollar and the functional currencies of the markets the Company serves could have a further impact, positive or negative, on revenues and both GAAP and non-GAAP earnings per share relative to the business outlook for the first quarter and full-year as discussed above;

--The Company anticipates total other interest income (expense), net of approximately $(0.7) million for the first quarter and $(3.2) million for the full year 2018. The reduction in interest expense in 2018 versus 2017 largely reflects the $175.0 million paydown of the Company’s revolving credit facility in January 2018 primarily using repatriated funds, partially offset by expectations of planned interest rate increases on the remaining borrowings and increased fees related to the undrawn portion of the credit facility. The Company still has $100.0 million of borrowings outstanding under its $440 million revolving credit facility. The amounts in the other interest income (expense), however, exclude the potential impact of any future foreign exchange gains or losses; and

--The Company expects a reduction in its full-year 2018 effective tax rate compared to 2017 due largely to the passage in December 2017 of the Tax Cuts and Jobs Act, which reduced U.S. corporate income tax rate to 21% from 35%.

Considering the above factors, the Company anticipates the following financial results for the three months ending March 31, 2018:

• Revenues in the range of $407.0 million to $412.0 million
• Effective tax rate of approximately 28.0%; **on a non-GAAP basis, an effective tax rate of approximately 26.0%
• Fully diluted share count of approximately 42.2 million
• Diluted earnings per share of approximately $0.15 to $0.18
• **Non-GAAP diluted earnings per share in the range of $0.26 to $0.29
• Capital expenditures in the range of $13.0 million to $16.0 million

For the twelve months ending December 31, 2018, the Company anticipates the following financial results:

• Revenues in the range of $1,687.0 million to $1,707.0 million
• Effective tax rate of approximately 21.0%; **on a non-GAAP basis, an effective tax rate of approximately 22.0%
• Fully diluted share count of approximately 42.2 million
• Diluted earnings per share of approximately $1.54 to $1.67
• **Non-GAAP diluted earnings per share in the range of $1.94 to $2.07
• Capital expenditures in the range of $50.0 million to $55.0 million

**See exhibits 10 & 11 for fourth quarter and full-year 2017 non-GAAP diluted earnings per share and tax rate reconciliations.

Conference Call

The Company will conduct a conference call regarding the content of this release tomorrow, February 27, 2018, at 10:00 a.m. Eastern Time. The conference call will be carried live on the Internet. Instructions for listening to the call over the Internet are available on the Investors page of SYKES’ website at www.sykes.com. A replay will be available at this location for two weeks. This press release is also posted on the SYKES website at http://investor.sykes.com/investor-relations/Investor-Resources/Investor-Relations-Home/default.aspx.

Non-GAAP Financial Measures

Non-GAAP indicators of performance are not measures of financial performance under U.S. Generally Accepted Accounting Principles (“GAAP”) and should not be considered a substitute for measures determined in accordance with GAAP. The Company, however, uses non-GAAP measures as a way to assist readers in further understanding the Company’s results. The Company believes these non-GAAP financial measures are important indicators of performance as they are intrinsic to how management evaluates and rewards performance from its underlying operations. Constant currency organic revenue growth, which is a non-GAAP measure, for instance, facilitates comparability between time periods as this presentation allows the Company to isolate the effect of acquisition-related revenues and exchange rate differences by assuming a constant exchange rate between periods for translation. Similarly, amortization of intangible assets and depreciation of the step up in value of purchased tangible assets are excluded for purposes of calculating the non-GAAP financial measures – including but not limited to non-GAAP operating margins, non-GAAP tax rate, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP income from operations – because the Company does not acquire businesses on a predictable cycle and the exclusion facilitates a more meaningful evaluation of current operating performance and comparison to operating performance in other periods as well as performance relative to its peers who are not acquisitive or as acquisitive. The Company also excludes the impact or any corresponding reversals of material restructurings approved by the appropriate level of management, gain or loss on sale of facilities, release of cumulative translation adjustment (CTA), lease obligations and facility exit costs, severance and related costs, non-cash impairment charges, merger and integration costs associated with an acquisition and accretion of interest on contingent consideration of an acquisition from non-GAAP Income (loss) from operations and non-GAAP net income because the amounts are not reflective of ongoing operating results and do not contribute to a meaningful evaluation of current operating performance or comparison to operating performance in other periods. Refer to the exhibits in the release for detailed reconciliations.

About Sykes Enterprises, Incorporated

Sykes Enterprises, Incorporated (“SYKES” or “the Company”) is a leading provider of multi-channel demand generation and global customer engagement services. The Company provides differentiated full lifecycle customer-engagement solutions and services to Global 2000 companies and their end customers primarily in the technology, financial services, healthcare, communications and transportation & leisure industries. SYKES’ differentiated full lifecycle management services platform effectively engage customers at every touchpoint within the customer journey, including digital marketing and acquisition, sales expertise, customer service, technical support and retention. The Company serves its clients through two geographic operating regions: the Americas (United States, Canada, Latin America, South Asia and Asia Pacific) and EMEA (Europe, the Middle East and Africa). Its Americas and EMEA regions primarily provide customer-engagement solutions and services with an emphasis on inbound multichannel demand generation, customer service and technical support to its clients’ customers. These services are delivered through multiple communication channels including phone, email, social media, text messaging, chat and digital self-service. The Company also provides various enterprise support services in the United States that include services for our clients’ internal support operations, from technical staffing services to outsourced corporate help desk services. In Europe, the Company provides fulfillment services, which includes order processing, payment processing, inventory control, product delivery and product returns handling. Its complete service offering helps its clients acquire, retain and increase the lifetime value of their customer relationships. The Company has developed an extensive global reach with customer engagement centers across six continents, including North America, South America, Europe, Asia, Australia and Africa. It delivers cost-effective solutions that generate demand, enhance the customer service experience, promote stronger brand loyalty, and bring about high levels of performance and profitability. For additional information please visit www.sykes.com.

Forward-Looking Statements

This press release may contain “forward-looking statements,” including SYKES’ estimates of future business outlook, prospects or financial results. Statements regarding SYKES’ objectives, expectations, intentions, beliefs or strategies, or statements containing words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” “implies,” or similar expressions are intended to identify such forward-looking statements. It is important to note that SYKES’ actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Among the important factors that could cause such actual results to differ materially are (i) the impact of economic recessions in the U.S. and other parts of the world, (ii) fluctuations in global business conditions and the global economy, (iii) SYKES’ ability of maintaining margins offshore (iv) SYKES’ ability to continue the growth of its support service revenues through additional technical and customer contact centers, (v) currency fluctuations, (vi) the timing of significant orders for SYKES’ products and services, (vii) loss or addition of significant clients, (viii) the early termination of contracts by clients, (ix) SYKES’ ability to recognize deferred revenue through delivery of products or satisfactory performance of services, (x) construction delays of new or expansion of existing customer support centers, (xi) difficulties or delays in implementing SYKES’ bundled service offerings, (xii) failure to achieve sales, marketing and other objectives, (xiii) variations in the terms and the elements of services offered under SYKES’ standardized contract including those for future bundled service offerings, (xiv) changes in applicable accounting principles or interpretations of such principles, (xv) delays in the Company’s ability to develop new products and services and market acceptance of new products and services, (xvi) rapid technological change, (xvii) political and country-specific risks inherent in conducting business abroad, (xviii) SYKES’ ability to attract and retain key management personnel, (xix) SYKES’ ability to further penetrate into vertically integrated markets, (xx) SYKES’ ability to expand its global presence through strategic alliances and selective acquisitions, (xxi) SYKES’ ability to continue to establish a competitive advantage through sophisticated technological capabilities, (xxii) the ultimate outcome of any lawsuits or penalties (regulatory or otherwise), (xxiii) SYKES’ dependence on trends toward outsourcing, (xxiv) risk of interruption of technical and customer contact management center operations due to such factors as fire, earthquakes, inclement weather and other disasters, power failures, telecommunications failures, unauthorized intrusions, computer viruses and other emergencies, (xxv) the existence of substantial competition, (xxvi) the ability to obtain and maintain grants and other incentives, including tax holidays or otherwise, (xxvii) risks related to the integration of the businesses of SYKES, Qelp and Clearlink and (xxviii) other risk factors listed from time to time in SYKES’ registration statements and reports as filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, and SYKES undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.

For additional information contact:
Subhaash Kumar
Sykes Enterprises, Incorporated
(813) 233-7143

Sykes Enterprises, Incorporated

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

Exhibit 1

	Three Months Ended
	December 31, 2017	December 31, 2016	September 30, 2017
Revenues	$419,247	$389,146	$407,309
Direct salaries and related costs	(276,466)	(252,821)	(267,516)
General and administrative	(99,199)	(88,922)	(93,364)
Depreciation, net	(14,577)	(13,265)	(14,227)
Amortization of intangibles	(5,308)	(5,233)	(5,293)
Impairment of long-lived assets	(339)	-	(680)

Income from operations	23,358	28,905	26,229
Total other income (expense), net	(2,214)	(2,427)	(1,788)

Income before income taxes	21,144	26,478	24,441
Income taxes	(38,180)	(8,450)	(2,746)

Net income (loss)	$(17,036)	$18,028	$21,695

Net income (loss) per common share:
Basic	$(0.41)	$0.43	$0.52

Diluted	$(0.41)	$0.43	$0.52

Weighted average common shares outstanding:
Basic	41,888	41,768	41,879
Diluted	41,888	42,114	42,033

Sykes Enterprises, Incorporated

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

Exhibit 2

	Year Ended
	December 31, 2017	December 31, 2016
Revenues	$1,586,008	$1,460,037
Direct salaries and related costs	(1,039,790)	(947,677)
General and administrative	(376,863)	(351,722)
Depreciation, net	(55,972)	(49,013)
Amortization of intangibles	(21,082)	(19,377)
Impairment of long-lived assets	(5,410)	-

Income from operations	86,891	92,248
Total other income (expense), net	(5,584)	(3,364)

Income before income taxes	81,307	88,884
Income taxes	(49,091)	(26,494)

Net income	$32,216	$62,390

Net income per common share:
Basic	$0.77	$1.49

Diluted	$0.76	$1.48

Weighted average common shares outstanding:
Basic	41,822	41,847
Diluted	42,141	42,239

Sykes Enterprises, Incorporated

Segment Results

(in thousands, except per share data)

(Unaudited)

Exhibit 3

	Three Months Ended
	December 31, 2017	December 31, 2016	September 30, 2017
Revenues:
Americas	$348,507	$327,518	$341,334
EMEA	70,719	61,601	65,957
Other	21	27	18

Total	$419,247	$389,146	$407,309

Operating Income:
Americas	$36,317	$39,473	$35,896
EMEA	3,801	4,683	4,523
Other	(16,760)	(15,251)	(14,190)

Income from operations	23,358	28,905	26,229

Total other income (expense), net	(2,214)	(2,427)	(1,788)
Income taxes	(38,180)	(8,450)	(2,746)

Net income (loss)	$(17,036)	$18,028	$21,695

	Year Ended
	December 31, 2017	December 31, 2016
Revenues:
Americas	$1,325,643	$1,220,818
EMEA	260,283	239,089
Other	82	130

Total	$1,586,008	$1,460,037

Operating Income:
Americas	$136,235	$140,131
EMEA	16,067	18,380
Other	(65,411)	(66,263)

Income from operations	86,891	92,248

Total other income (expense), net	(5,584)	(3,364)
Income taxes	(49,091)	(26,494)

Net income	$32,216	$62,390

Sykes Enterprises, Incorporated

Consolidated Balance Sheets

(in thousands, except seat data)

(Unaudited)

Exhibit 4

	December 31, 2017	December 31, 2016
Assets:
Current assets	$727,567	$623,236
Property and equipment, net	160,790	156,214
Goodwill & intangibles, net	409,542	418,459
Other noncurrent assets	29,193	38,494

Total assets	$1,327,092	$1,236,403

Liabilities & Shareholders’ Equity:
Current liabilities	$203,243	$202,857
Noncurrent liabilities	327,370	309,024
Shareholders’ equity	796,479	724,522

Total liabilities and shareholders’ equity	$1,327,092	$1,236,403

Sykes Enterprises, Incorporated Supplementary Data
	Q4 2017	Q4 2016
Geographic Mix (% of Total Revenues):
Americas (1)	84%	84%
Europe, Middle East & Africa (EMEA)	16%	16%
Other	0%	0%

Total	100%	100%

(1) Includes the United States, Canada, Latin America, South Asia and the Asia Pacific (APAC) Region. Latin America, South Asia and APAC are included in the Americas due to the nature of the business and client profile, which is primarily made up of U.S. based clients.

	Q4 2017	Q4 2016
Vertical Industry Mix (% of Total Revenues):
Communications	29%	37%
Financial Services	30%	23%
Technology / Consumer	18%	18%
Transportation & Leisure	6%	7%
Healthcare	4%	4%
Other	13%	11%

Total	100%	100%

	Seat Capacity (2)
	Q4 2017	Q4 2016	Q3 2017
Americas	45,400	41,200	45,200
EMEA	7,200	6,500	7,200

Total	52,600	47,700	52,400

	Capacity Utilization
	Q4 2017	Q4 2016	Q3 2017
Americas	71%	74%	70%
EMEA	81%	80%	80%

Total	72%	75%	71%

(2) The seat capacity and capacity utilization data are related to the Company’s brick-and-mortar call centers. At the end of the fourth quarter 2017, the Company had approximately 4,000 virtual seats.

Sykes Enterprises, Incorporated

Cash Flow from Operations

(in thousands)

(Unaudited)

Exhibit 5

	Three Months Ended
	December 31,	December 31,	September 30,
	2017	2016	2017
Cash Flow From Operating Activities:
Net income (loss)	$(17,036)	$18,028	$21,695
Depreciation	14,704	13,392	14,355
Amortization of intangibles	5,308	5,233	5,293
Amortization of deferred grants	(166)	(186)	(176)
Changes in assets and liabilities and other	13,605	(9,010)	5,638

Net cash provided by operating activities	$16,415	$27,457	$46,805

Capital expenditures	$14,914	$18,994	$12,571
Cash paid during period for interest	$1,828	$1,323	$1,786
Cash paid during period for income taxes	$3,173	$4,714	$4,137

	Year Ended
	December 31,	December 31,
	2017	2016
Cash Flow From Operating Activities:
Net income	$32,216	$62,390
Depreciation	56,482	49,600
Amortization of intangibles	21,082	19,377
Amortization of deferred grants	(716)	(845)
Changes in assets and liabilities and other	25,725	2,304

Net cash provided by operating activities	$134,789	$132,826

Capital expenditures	$63,344	$78,342
Cash paid during period for interest	$6,680	$4,003
Cash paid during period for income taxes	$24,342	$18,764

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(in thousands, except per share data)

(Unaudited)

Exhibit 6

	Three Months Ended
	December 31,	December 31,	September 30,
	2017	2016	2017
GAAP income from operations	$23,358	$28,905	$26,229
Adjustments:
Acquisition-related severance	-	(27)	-
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	5,927	5,834	5,897
Merger & integration costs	404	55	270
(Gain) loss on contingent consideration	-	548	96
Other	568	(2)	987

Non-GAAP income from operations	$30,257	$35,313	$33,479

	Three Months Ended
	December 31,	December 31,	September 30,
	2017	2016	2017
GAAP net income (loss)	$(17,036)	$18,028	$21,695
Adjustments:
2017 Tax Reform Act	32,705	-	-
Acquisition-related severance	-	(27)	-
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	5,927	5,834	5,897
Merger & integration costs	404	55	270
(Gain) loss on contingent consideration	-	548	96
Other	568	36	763
Tax effect of the adjustments	(2,465)	(2,322)	(2,548)

Non-GAAP net income	$20,103	$22,152	$26,173

	Three Months Ended
	December 31,	December 31,	September 30,
	2017	2016	2017
GAAP net income (loss), per diluted share	$(0.41)	$0.43	$0.52
Adjustments:
2017 Tax Reform Act	0.78	-	-
Acquisition-related severance	-	-	-
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0.14	0.14	0.14
Merger & integration costs	0.01	-	-
(Gain) loss on contingent consideration	-	0.01	-
Other	0.01	-	0.02
Tax effect of the adjustments	(0.06)	(0.06)	(0.06)

Non-GAAP net income, per diluted share	$0.47	$0.52	$0.62

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information By Segment

(in thousands)

(Unaudited)

Exhibit 7

	Americas		EMEA		Other (1)
	Three Months Ended		Three Months Ended		Three Months Ended
	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	2017	2016	2017	2016	2017	2016
GAAP income (loss) from operations	$36,317	$39,473	$3,801	$4,683	$(16,760)	$(15,251)
Adjustments:
Acquisition-related severance	-	(27)	-	-	-	-
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	5,622	5,491	305	343	-	-
Merger & integration costs	357	-		-	47	55
(Gain) loss on contingent consideration	-	548		-	-	-
Other	526	(221)	42	219	-	-

Non-GAAP income (loss) from operations	$42,822	$45,264	$4,148	$5,245	$(16,713)	$(15,196)

	Americas		EMEA		Other (1)
	Three Months Ended		Three Months Ended		Three Months Ended
	December 31,	September 30,	December 31,	September 30,	December 31,	September 30,
	2017	2017	2017	2017	2017	2017
GAAP income (loss) from operations	$36,317	$35,896	$3,801	$4,523	$(16,760)	$(14,190)
Adjustments:
Acquisition-related severance	-	-	-	-	-	-
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	5,622	5,592	305	305	-	-
Merger & integration costs	357	144	-	-	47	126
(Gain) loss on contingent consideration	-	96	-	-	-	-
Other	526	680	42	(654)	-	961

Non-GAAP income (loss) from operations	$42,822	$42,408	$4,148	$4,174	$(16,713)	$(13,103)

(1)	Other includes corporate and other costs.

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(in thousands, except per share data)

(Unaudited)

Exhibit 8

	Year Ended
	December 31,	December 31,
	2017	2016
GAAP income from operations	$86,891	$92,248
Adjustments:
Acquisition-related severance	-	135
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	23,493	21,288
Merger & integration costs	1,062	4,499
(Gain) loss on contingent consideration	(605)	(2,250)
Other	6,383	(2)

Non-GAAP income from operations	$117,224	$115,918

	Year Ended
	December 31,	December 31,
	2017	2016
GAAP net income	$32,216	$62,390
Adjustments:
2017 Tax Reform Act	32,705	-
Acquisition-related severance	-	135
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	23,493	21,288
Merger & integration costs	1,062	4,499
(Gain) loss on contingent consideration	(605)	(2,250)
Other	6,226	751
Tax effect of the adjustments	(10,959)	(9,117)

Non-GAAP net income	$84,138	$77,696

	Year Ended
	December 31,	December 31,
	2017	2016
GAAP net income, per diluted share	$0.76	$1.48
Adjustments:
2017 Tax Reform Act	0.78	-
Acquisition-related severance	-	-
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0.56	0.51
Merger & integration costs	0.03	0.11
(Gain) loss on contingent consideration	(0.01)	(0.05)
Other	0.14	0.02
Tax effect of the adjustments	(0.26)	(0.23)

Non-GAAP net income, per diluted share	$2.00	$1.84

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information By Segment

(in thousands)

(Unaudited)

Exhibit 9

	Americas		EMEA		Other (1)
	Year Ended		Year Ended		Year Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
GAAP income (loss) from operations	$136,235	$140,131	$16,067	$18,380	$(65,411)	$(66,263)
Adjustments:
Acquisition-related severance	-	135	-	-	-	-
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	22,199	19,890	1,294	1,398	-	-
Merger & integration costs	501	29	-	-	561	4,470
(Gain) loss on contingent consideration	(605)	340	-	(2,590)	-	-
Other	5,597	(221)	(175)	219	961	-

Non-GAAP income (loss) from operations	$163,927	$160,304	$17,186	$17,407	$(63,889)	$(61,793)

(1)	Other includes corporate and other costs.

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(Unaudited)

Exhibit 10

Business Outlook First Quarter 2018
GAAP net income, per diluted share	$0.15 - $0.18
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0.13
Merger & integration costs	0.01
Other	-
Tax effect of the adjustments	(0.03)

Non-GAAP net income, per diluted share	$0.26 - $0.29

Business Outlook Full Year 2018
GAAP net income, per diluted share	$1.54 - $1.67
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0.50
Merger & integration costs	0.03
Other	-
Tax effect of the adjustments	(0.13)

Non-GAAP net income, per diluted share	$1.94 - $2.07

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(Unaudited)

Exhibit 11

	Three Months Ended
	December 31, 2017	December 31, 2016
GAAP tax rate	181%	32%
Adjustments:
2017 Tax Reform Act	-117%	0%
Acquisition-related severance	0%	0%
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	-31%	1%
Merger & integration costs	-2%	0%
(Gain) loss on contingent consideration	0%	0%
Other	-3%	0%

Non-GAAP tax rate	28%	33%

	Three Months Ended	Year Ended
	March 31, 2018	December 31, 2018
GAAP tax rate	28%	21%
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	-2%	1%
Merger & integration costs	0%	0%
Other	0%	0%

Non-GAAP tax rate	26%	22%

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information By Segment

(in thousands)

(Unaudited)

Exhibit 12

	Three Months Ended December 31, 2017 vs. December 31, 2016 (2)
	Americas	EMEA	Other (3)	Consolidated
GAAP revenue growth	6.4%	14.8%	-22.2%	7.7%
Adjustments:
Foreign currency impact (1)	-0.6%	-7.4%	0.0%	-1.7%

Non-GAAP constant currency organic revenue growth	5.8%	7.4%	-22.2%	6.0%

	Three Months Ended December 31, 2017 vs. September 30, 2017 (2)
	Americas	EMEA	Other (3)
GAAP revenue growth	2.1%	7.2%	16.7%
Adjustments:
Foreign currency impact (1)	0.0%	0.1%	0.0%

Non-GAAP constant currency organic revenue growth	2.1%	7.3%	16.7%

(1) Foreign exchange fluctuations are calculated on a constant currency basis by translating the current period reported amounts using the prior period foreign exchange rate for each underlying currency.

(2) Represents the period-over-period growth rate.

(3) Other includes corporate and other costs.

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information By Segment

(in thousands)

(Unaudited)

Exhibit 13

	Year Ended December 31, 2017 vs. December 31, 2016 (2)
	Americas	EMEA	Other (3)	Consolidated
GAAP revenue growth	8.6%	8.9%	-36.9%	8.6%
Adjustments:
Foreign currency impact (1)	0.1%	1.2%	0.0%	0.3%

Non-GAAP constant currency organic revenue growth	8.7%	10.1%	-36.9%	8.9%

(1) Foreign exchange fluctuations are calculated on a constant currency basis by translating the current period reported amounts using the prior period foreign exchange rate for each underlying currency.

(2) Represents the period-over-period growth rate.

(3) Other includes corporate and other costs.